Exhibit 10.19

FORM OF PUBCO CLASS A WARRANT AGREEMENT

THIS PUBCO CLASS A WARRANT AGREEMENT (this “Agreement”), dated as of             , 20    , is entered into by and between MoneyHero Limited, an exempted company duly incorporated and existing under the laws of the Cayman Islands (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form F-4, No: [333-            ], for the registration, under the Securities Act of 1933, as amended of, among other securities, the Class A ordinary shares of the Company, par value US$0.0001 per share (the “Class A Ordinary Shares”) issuable upon exercise of the Warrants (as defined below);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company and the holders of the Warrants in accordance with the warrant instrument attached hereto as Exhibit A (the “Warrant Instrument”), the provisions of which are incorporated herein; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed by the Company as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.    Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent and authorized representative of the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.    Warrants.

2.1    Form of Warrant. Each Warrant shall be (a) issued in registered form only, (b) in substantially the form of Schedule 1 to the Warrant Instrument, and (c) signed by, or bear the facsimile signature of, an authorized signatory of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2    Warrant Issuance. The Warrant Agent is hereby authorized to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to clause 2.1 of the Warrant Instrument, and the Company shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

2.3    Registration.

2.3.1    Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.3.2    Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (the “registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3.    Terms and Exercise of Warrants.

3.1    Exercise Price. Each Warrant shall entitle the registered holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company 0.307212 Class A Ordinary Shares, subject to the adjustments provided in clause 7 of the Warrant Instrument, at the Exercise Price specified therein. The term “Exercise Price” as used in this Agreement refers to the exercise price per Warrant at which 0.307212 Class A Ordinary Shares, subject to the adjustments provided in clause 7 of the Warrant Instrument, may be purchased at the time a Warrant is exercised.

3.2    Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the issuance date of such Warrant and ending on October 14, 2027 (both dates inclusive) (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the end of the Expiration Date.

3.3    Exercise of Warrants. The Warrants shall be exercised in accordance with clauses 2, 4, 5, 6 and 9 of the Warrant Instrument. The Warrant Agent is hereby authorized to perform the Company’s obligations under clauses 6 and 9 of the Warrant Instrument.

4.    Adjustments. The Exercise Ratio (as defined in the Warrant Instrument), the Exercise Price and any fractional Class A Ordinary Shares issuable upon exercise of the Warrants shall be adjusted in accordance with clause 7 of the Warrant Instrument. Upon occurrence of any adjustment to the Exercise Rights (as defined in the Warrant Instrument) made pursuant to clauses 7.1 to 7.4 of the Warrant Instrument, the Company shall promptly notify the Warrant Agent of such adjustment in writing, following which, the Warrant Agent shall send the registered holders notice of such adjustment together with a replacement warrant certificate in accordance with clause 7.5 of the Warrant Instrument.

5.    Transfer, Exchange and Replacement of Warrants.

5.1    Registration of Transfer. Subject to clause 2 of Schedule 2 to the Warrant Instrument, the Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant in the Warrant Register, upon surrender of such Warrant for transfer, accompanied by duly stamped instrument of transfer and such other evidence as the board of directors of the Company may reasonably require to show the right of the transferor to make the transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled may be delivered by the Warrant Agent to the Company from time to time upon request.

5.2    Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that the transfer of the Warrant so surrendered is subject to the Company’s prior written consent pursuant to clause 2 of Schedule 2 to the Warrant Instrument, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received a copy of the Company’s written consent with respect to such transfer.

5.3    Replacement of Warrants. If a Warrant is mutilated, defaced, lost, stolen or destroyed, it will be replaced in accordance with clause 12 of the Warrant Instrument. Mutilated or defaced Warrant in respect of which replacement is being sought must be surrendered to the Warrant Agent before replacement will be issued.

5.4    Fractional Warrants. No fractions of a Class A Ordinary Share shall be issued on the exercise of a Warrant. If, by reason of any provisions in the Warrant Instrument, any registered holder would otherwise be entitled, upon the exercise of its Exercise Rights (as defined in the Warrant Instrument), to receive a fractional interest in a Class A Ordinary Share (after aggregating all fractional Class A Ordinary Shares that otherwise would be received by such registered holder), the Warrant Agent shall, upon such exercise, round down the number of Class A Ordinary Shares to be issued to such warrantholder to the nearest whole number.

5.5    Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.6    Warrant Execution. The Warrant Agent is hereby authorized to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of Section 4 and this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purposes.

6.    Concerning the Warrant Agent and Other Matters.

6.1    Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Class A Ordinary Shares upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

6.2    Resignation, Consolidation, or Merger of Warrant Agent.

6.2.1    Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

6.2.2    Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Class A Ordinary Shares not later than the effective date of any such appointment.

6.2.3    Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

6.3    Fees and Expenses of Warrant Agent.

6.3.1    Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

6.3.2    Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

6.4    Liability of Warrant Agent.

6.4.1    Reliance on Company Statement. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by an authorized signatory of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

6.4.2    Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

6.4.3    Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under clause 7 of the Warrant Instrument or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of Class A Ordinary Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Class A Ordinary Shares will when issued be valid and fully paid and nonassessable.

6.5    Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of Class A Ordinary Shares through the exercise of Warrants.

7.    Miscellaneous Provisions.

7.1    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

7.2    Notices.

7.2.1    Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent to or on the Company shall be given by, delivered at or sent by first class post or other faster service or facsimile transmission or other means of electronic communication to the latest known postal address, relevant facsimile number or electronic communication (email) address of the Company (until another address is filed in writing by the Company with the Warrant Agent). The postal address of the Company as of the date of this Agreement is as follows:

MoneyHero Limited

c/o 70 Shenton Way, #18-15, EON Shenton, S079118, Singapore

Attn: Shaun Kraft; Laura Hannon

7.2.2    Any notice, statement or demand authorized by this Agreement to be given or made by the Company to or on the Warrant Agent shall be be given by, delivered at or sent by first class post or other faster service or facsimile transmission or other means of electronic communication to the latest known postal address, relevant facsimile number or electronic communication (email) address of the Warrant Agent (until another address is filed in writing by the Warrant Agent with the Company). The postal address of the Warrant Agent as of the date of this Agreement is as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30 FL

New York, New York 10004

Attn: Compliance Department

7.2.3    Any notice, sent pursuant to this Agreement shall be effective, (i) if delivered, at the time of delivery; (ii) if posted, at 10.00 a.m. on the seventh (7th) business day after it was put into the post; or (iii) if sent by facsimile or email, at the time of completion of transmission.

7.3    Applicable Law. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

7.4    Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

7.5    Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.6    Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

7.7    Amendments. This Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders. All other modifications or amendments shall require Warrantholder Consent (as defined in the Warrant Instrument). For the avoidance of doubt, (i) all or any of the rights for the time being attached to the warrants (including the Exercise Rights) may from time to time be altered or abrogated with Warrantholder Consent and shall be effected by an instrument by way of deed poll executed by the Company and expressed to be supplemental to the Warrant Instrument; and (ii) modifications to the Warrant Instrument that are of a formal, minor or technical nature, or made to correct a manifest error, may be effected by an instrument by way of deed poll executed by the Company and expressed to be supplemental to the Warrant Instrument.

7.8    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

MONEYHERO LIMITED

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title: